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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of FPA Medical Management, Inc. on Forms S-3 (File Nos. 333-41989, 333-20007, and 333-31351) and Forms S-8 (File Nos. 333-31341, 333-34027, 333-16741 and
33-00074) of our report dated March 15, 1996, on our audit of the consolidated financial statements of Sterling Healthcare Group, Inc. for the year ended December 31, 1995, which is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
---------------------------------
    Coopers & Lybrand L.L.P.


Miami, Florida
March 27, 1998